See Exhibit 99.1

Explanation of Responses

(1)

Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.a r.l., a private limited company formed under the laws of  Luxembourg, by each of Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”), Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”), Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”), THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P., THL Equity Fund VI Investors (VNU) III, L.P., THL Equity Fund VI Investors (VNU) IV, LLC, Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”), Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”), Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”), THL Coinvestment Partners, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC and Putnam Investments Employees’ Securities Company III LLC.

The reporting person is a member of Thomas H. Lee Advisors (Alternative) VI, Ltd. (“Advisors VI Ltd.”), the general partner of THL Advisors (Alternative) VI, L.P. (“Advisors VI”), which in turn is the general partner of each of Alternative Fund VI, Alternative Parallel VI, Alternative DT VI, THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P. and THL Equity Fund VI Investors (VNU) III, L.P. and the managing member of THL Equity Fund VI Investors (VNU) IV, LLC.  The reporting person is a member of Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”), the general partner of THL Advisors (Alternative) V, L.P. (“Advisors V”), which in turn is the general partner of each of Alternative Fund V, Alternative Parallel V, and Alternative Cayman V.  Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC and Putnam Investments Employees’ Securities Company III LLC are each contractually obligated to coinvest alongside either Thomas H. Lee (Alternative) Fund VI, L.P. or Thomas H. Lee (Alternative) Fund V, L.P. Therefore, Advisors VI and LDC may be deemed to have shared voting and investment power over the shares held by these entities.  The reporting person is member of Thomas H. Lee Advisors LLC, which is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of THL Coinvestment Partners, L.P.  The reporting person is also a vice president of THL Investment Management Corp., which is the general partner of Thomas H. Lee Investors Limited Partnership.  Therefore, the reporting person may be deemed to beneficially own the shares of the Issuer owned directly by each of these entities.

(2)

The reporting person disclaims beneficial ownership of all such shares, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of his pecuniary interest therein.

(3)	This amount represents the $32.55 secondary public offering price per share of the Issuer's common stock less the underwriting discount of $0.9765 per share.